Exhibit 99.2

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

December 31, 2020 (Audited)

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2020

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Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2020, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

		December 31,
	Note	2020	2019
		U.S. dollars in thousands

ASSETS
NON-CURRENT ASSETS
Investments in investees		$1,187,342	$946,112
Restricted cash	d	6,246	6,306
		1,193,588	952,418
CURRENT ASSETS
Cash and cash equivalents	d	11,956	68
		11,956	68
Total assets		$1,205,544	$952,486

EQUITY		$929,770	$726,854
NON-CURRENT LIABILITIES
Debentures, net		196,557	165,734
CURRENT liabilities
Accounts payable and accrued liabilities		4,015	3,533
Debentures, net		60,399	56,186
Due to Owner		3,045	—
Distribution payable to Owner	c	11,758	—
Derivative liability		—	179
		79,217	59,898
Total liabilities		275,774	225,632
Total equity and liabilities		$1,205,544	$952,486

The accompanying notes and additional information are an integral part of the condensed financial data.

March 26, 2021	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Years ended December 31,
	2020	2019	2018
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(35,051)	$105,260	$54,435
Asset management fees to affiliate	(9,982)	(8,158)	(8,525)
General and administrative expenses	(3,590)	(3,479)	(1,276)
Operating income	(48,623)	93,623	44,634
Finance expense	(11,785)	(11,352)	(13,455)
Finance income	15	32	—
Foreign currency transaction adjustments, net	(2,900)	(12,498)	10,141
Net (loss) income	$(63,293)	$69,805	$41,320

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

	Years ended December 31,
	2020	2019	2018
	U.S. dollars in thousands

Net (loss) income	$(63,293)	$69,805	$41,320
Total comprehensive (loss) income	$(63,293)	$69,805	$41,320

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Years ended December 31,
	2020	2019	2018
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(63,293)	$69,805	$41,320
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share of loss (profit) from investees	35,051	(105,260)	(54,435)
Finance expense	11,785	11,352	13,455
Distribution from investees, net	47,048	39,699	41,847
Foreign currency transaction adjustments, net	2,900	12,498	(10,141)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(196)	202	(62)
Restricted cash for operational expenditures	(511)	—	—
Due to Owner	3,045	—	—
Net cash provided by operating activities	35,829	28,296	31,984
Cash flows from investing activities
Investments in investees	(42,862)	(107,721)	(178,281)
Distribution from investees, net	—	79,271	391,447
Proceeds from termination of derivatives	14,125	—	—
Due from Owner	—	4,500	(4,500)
Net cash (used in) provided by investing activities	(28,737)	(23,950)	208,666
Cash flows from financing activities
Proceeds from debentures	74,118	—	—
Payments of deferred financing costs	(2,168)	—	—
Principal payments on debentures	(56,611)	(53,645)	—
Interest paid	(9,818)	(10,403)	(11,604)
Release of restricted cash for debt service obligations	1,011	276	—
Distribution to Owner	(2,500)	—	(171,800)
Net cash proivded by (used in) financing activities	4,032	(63,772)	(183,404)
Effect of exchange rate changes on cash and cash equivalents	764	1,651	(229)
Increase (decrease) in cash	11,888	(57,775)	57,017
Cash, beginning of the period	68	57,843	826
Cash, end of the period	$11,956	$68	$57,843

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

a.    GENERAL

This separate financial information has been prepared in a condensed format as of December 31, 2020 and for the year then ended, in accordance with Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2020.

b.    TAXES

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2020.

c.    DIVIDENDS

During the years ended December 31, 2020, 2019 and 2018, the Company declared distributions in the aggregate of $14.3 million, $0, $171.8 million to the Owner, respectively.

As of December 31, 2020 and 2019, the Company had a distribution payable to the Owner in the amount of $11.8 million and $0, respectively.

d.    CASH AND RESTRICTED CASH

As of December 31, 2020, the Company held 37.8 million Israeli new Shekels ($11.8 million) and 20.1 million Israeli new Shekels ($6.2 million) in cash and restricted cash, respectively.

As of December 31, 2019, the Company held 5,000 Israeli new Shekels ($2,000) and 21.8 million Israeli new Shekels ($6.3 million) in cash and restricted cash, respectively.

As of December 31, 2020, the Company had a working capital shortfall amounting to $67.3 million, primarily attributed to the Series A Debentures principal installment payment due on March 1, 2021. The Company made this payment on March 1, 2021. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

f.    SUBSEQUENT EVENTS

Series A Debentures

On March 1, 2021, the Company paid the third principal installment payment of 194.0 million Israeli new Shekels (approximately $58.8 million as of March 1, 2021).

On March 4, 2021 the Company issued debentures (series A) in the amount of 250.0 million NIS par value through a private placement. The debentures were issued at a 1.9% discount resulting in total consideration of 245.3 million NIS ($74.0 million as of March 4, 2021). The additional debentures shall have an equal level of security, pari passu, amongst themselves and between them and the debentures (Series A), which were initially issued, without any right of precedence or preference between any of them.

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